UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2007

LANTRONIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16027	33-0362767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway, Irvine, California 92618
(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 17, 2007, the Board of Directors of Lantronix, Inc. (the “Company”), approved the issuance of nonqualified stock options to purchase an aggregate of 199,750 shares of the Company’s common stock under the 2000 Stock Plan.  All employees as of October 1, 2007 are eligible for the company-wide program.  Under the program, Reagan Y. Sakai, Interim Chief Executive Officer and Chief Financial Officer, was granted nonqualified stock options to purchase up to 13,000 shares.  The awards have an exercise price of $0.98, which represents the closing price of the Company’s common stock on November 19, 2007 the first trading day following the grant approval date of November 17, 2007.

Shares subject to the option shall vest upon the attainment of one of the three performance milestones in accordance with the following vesting provisions:

The first milestone shall mean the determination by the Company that it has attained certain quarterly net revenues targets and quarterly net income targets as disclosed in the initial filing of the Company’s Form 10-Q for the second fiscal quarter ended December 31, 2007.  If the first milestone is attained, then 25% of the shares subject to the option shall vest immediately and 25% of the shares subject to the option shall vest on the last day of each fiscal quarter thereafter beginning on June 30, 2008 and subject, in each case, to the optionee’s continued employment with the Company through the relevant vesting date.  For the avoidance of doubt, in the event the first performance milestone is attained all shares shall begin to vest in accordance with the foregoing vesting schedule and the Company shall not be required to attain either the second or third performance milestone in order for the optionee to continue vesting.  In the event either the net revenues target and/or the net income target is not attained the shortfall is rolled into the next quarter’s milestone.

In the event one of the first milestone targets was not attained, the second milestone shall mean the determination by the Company that it has attained certain quarterly net revenues targets and quarterly net income targets as disclosed in the initial filing of the Company’s Form 10-Q for the second fiscal quarter ended March 31, 2008.  If the second milestone is attained, then 25% of the shares subject to the option shall vest immediately and 25% of the shares subject to the option shall vest on the last day of each fiscal quarter thereafter beginning on September 30, 2008 and subject, in each case, to the optionee’s continued employment with the Company through the relevant vesting date.  For the avoidance of doubt, in the event the first performance milestone or second performance milestone has been attained all shares shall have begun to vest in accordance with either of the foregoing vesting schedules and the Company shall not be required to attain the third performance milestone in order for the optionee to continue vesting.  In the event either the net revenues target and/or the net income target is not attained the shortfall is rolled into the next quarter’s milestone.

In the event one of the first milestone targets and one of the second milestone targets was not attained, the third milestone shall mean the determination by the Company that it has attained certain quarterly net revenues targets and quarterly net income targets as disclosed in the initial filing of the Company’s Form 10-K for the year ended June 30, 2008.  If the third milestone is attained, then 25% of the shares subject to the option shall vest immediately and 25% of the shares subject to the option shall vest on the last day of each fiscal quarter thereafter beginning on December 31, 2008 and subject, in each case, to the optionee’s continued employment with the Company through the relevant vesting date.

In the event that none of the three performance milestones has been attained, none of shares subject to the option shall vest and the entire option shall be forfeited immediately upon the final determination that none of the performance milestones has been attained.

In addition, in the event Mr. Sakai is terminated without Cause (as defined below) or resigns from employment with the Company for Good Reason (as defined below) within six (6) months following the hiring of the Company’s Permanent CEO, subject to the optionee signing and not revoking separation agreement and release of claims in a form reasonably acceptable to the Company, the options will immediately vest and become payable as to 100% of the aggregate number of then unvested shares of Company common stock; provided that the first, second or third milestone shall have been attained as of the date of such termination and the optionee shall have been an employee at the time of attainment.

For purposes of the foregoing, “Cause” means: (i) optionee’s commission of a felony or misdemeanor or his possession, use or sale of a controlled substance (other than the use or possession of legally prescribed medication used for their prescribed purpose); (ii) optionee’s significant neglect, or materially inadequate performance of, his duties as an employee of the Company; (iii) optionee’s breach of a fiduciary duty to the Company or its shareholders; (iv) optionee’s willful breach of duty in the course of his employment; (v) optionee’s material violation of the Company’s personnel or business policies; (vi) Optionee’s willful misconduct; (vii) Optionee’s death; or (viii) optionee’s disability. For purposes of this Agreement, optionee shall be considered disabled if optionee has been physically or mentally unable to perform his essential job duties hereunder for (x) a continuous period of at least one hundred twenty (120) days or (y) a total of one hundred fifty (150) days during any one hundred and eighty (180) day period, and optionee has not recovered and returned to the full time performance of his duties within thirty (30) days after written notice is given to optionee by the Company following such 120 day period or 180 day period, as the case may be.

For purposes of the foregoing, “Good Reason” means optionee’s resignation within ninety (90) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without optionee’s consent: (i) the assignment to optionee of any duties, or the reduction of optionee’ s duties, either of which results in a material diminution of optionee’s authority, duties, or responsibilities with the Company in effect immediately prior to such assignment, or the removal of optionee from such position and responsibilities; (ii) a material reduction of optionee’s base salary; and (iii) a material change in the geographic location at which optionee must perform services (in other words, the relocation of optionee to a facility that is more than fifty (50) miles from optionee’s current location).  Optionee will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice.

The options terminate on November 19, 2014.

On November 15, 2007, the Board of Directors also approved a plan to compensate certain members of the executive staff for their interim roles and increased responsibilities directly related to the recent departure of the Company’s former Chief Executive Officer and other executive staff.  Under the terms of the plan, Mr. Sakai, Interim Chief Executive Officer and Chief Financial Officer will earn an additional $10,000 per quarter while he is the acting Interim Chief Executive Officer.  A copy of the Executive Compensation Plan is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Executive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

Dated: November 20, 2007	By:	/S/ REAGAN Y. SAKAI
Name: Reagan Y. Sakai
Title: Interim Chief Executive Officer and Chief Financial Officer